Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------


                                                          Percent        State of
                                                            of         Incorporation
     Parent                 Subsidiary                   Ownership    or Organization
--------------------------------------------------------------------------------------
 FFW Corporation     First Federal Savings Bank of          100%          Federal
                     Wabash
 FFW Corporation     FirstFed Financial of Wabash,          100%          Indiana
                     Inc.




           The financial statements of FFW Corporation are consolidated with those of its subsidiaries.